                                       1
EXHIBIT 99.1

RAYTHEON

Raytheon Targets Growth and Productivity Initiatives to Boost Stockholder Value

                             FOR IMMEDIATE RELEASE

Contact:  Toni Simonetti
781.860.2539
http://www.raytheon.com

RAYTHEON TARGETS GROWTH AND PRODUCTIVITY INITIATIVES TO BOOST STOCKHOLDER
VALUE

          Raytheon Systems Company expands and accelerates cost reduction efforts to meet goals; Engineers & Constructors and Commercial Electronics take non-recurring charges

          LEXINGTON, Mass., (October 7, 1998) -- Raytheon Company (NYSE: RTNA,
RTNB) announced today its intent to grow its existing businesses and capitalize on new emerging business opportunities through an acceleration and expansion of cost reduction efforts and the implementation of new productivity improvement efforts.

          "Raytheon has many strengths - including an impressive depth and breadth of technology and the best margins in the defense electronics business," said Daniel P. Burnham, Raytheon president and chief operating officer. "Our strategy is to concentrate those strengths on our many growth opportunities and on becoming the most productive competitor in each of our segments. I believe this, in turn, will inspire the company to achieve even more."

          Burnham, who is scheduled to meet with investors and security analysts tomorrow, said Raytheon has a plan of impressive growth in sales, earnings and cash generation.

          Burnham noted the company is moving aggressively to implement key initiatives that support operating priorities.

          "We will be absolutely single-minded in our efforts to meet our performance commitments, to break down any barriers remaining in the way of becoming one company, and to increase shareholder value," said Burnham. "Staying focused on these priorities, combined with our employees' passion for excellence and achievement, will lead to a bright future."

          Raytheon will accelerate and expand cost reduction actions at its major defense electronics operation, Raytheon Systems Company (RSC), to meet its performance objectives and address changing customer needs. RSC intends to consolidate business operations further, reduce employment levels, and reduce excess facility space and manufacturing capacity.

          "These cost reduction actions are difficult and painful, but are absolutely necessary to ensure a productive and viable future for this enterprise," said Burnham. "We are committed to treating our employees with dignity and respect during this process. For those affected by employment reductions, we will provide a benefit package as well as career transition assistance, as we have done in the past."

Third Quarter Earnings Advisory

          Raytheon also said today that, predominantly because of slowing business levels in its engineering and construction segment, the outlook for 1998 third quarter earnings per share before non-recurring charges would be slightly below analysts' current earnings consensus of $0.90 per share. Raytheon expects to achieve 1998 fourth quarter earnings consensus of $1.08.

          The company will report third quarter results on October 20. RSC is expected to turn in strong results, as is Raytheon Aircraft Company (RAC), whose performance in 1998 continues to be outstanding. However, Raytheon will be taking non-recurring charges totaling $284 million after tax, or $0.83 per share, during the quarter related to the Raytheon Engineers & Constructors and Commercial Electronics operations, as follows:

          A restructuring charge of $50 million after tax, or $0.15 per share, related to additional downsizing of facilities at Raytheon Engineers & Constructors (RE&C);

          A change in the estimate of the financial impact attributable to the downturn in the engineering and construction business environment and unfavorable developments in certain contracts and contract claims at RE&C of $180 million after tax, or $0.52 per share;

          A special charge of $54 million after tax, or $0.16 per share, to exit a business at Raytheon Commercial Electronics, which includes a Korean joint venture.

          "Raytheon Engineers & Constructors is well on its way to correcting its problems," Burnham said. "The engineering and construction markets are weaker than most expected in the face of difficult worldwide economic turmoil. We've evaluated these problems and have identified solutions, which include improving cash management, lowering the overhead structure, strengthening the management team to improve project execution, and sharing risk through partnerships."

          In the Commercial Electronics Group, both our Raytheon Marine and Cedarapids business units are well ahead of their 1997 performance.

Launch of Six Sigma

          "In each of our business segments, we must become the most productive competitor," said Burnham. "There are tools and techniques to help organizations change quickly and drive productivity. Six Sigma is the most powerful, and we will be launching a major endeavor beginning in 1999."

          Six Sigma is a technique to identify and eliminate defects systematically through rigorous analysis and execution. The company already has strong Six Sigma capabilities, particularly at the Malcolm
Baldrige-award-winning former Texas Instruments Defense Systems & Electronics operation that is now part of Raytheon Systems Company. In addition, the Raytheon Learning Institute has a substantial number of trainers able to support the company's Six Sigma implementation efforts.

          Burnham said, "Based on these capabilities, the future additional cost savings that can be achieved from the full implementation of Six Sigma are very significant."

Raytheon Systems Company

          Raytheon Systems Company, which already has an aggressive cost-reduction program, is taking additional actions to reduce further its employment levels, facility space and manufacturing capacity. The company now plans to reduce employment by a total of 12 percent by the end of 1998 and another 4 percent in 1999, for a total reduction of 16 percent, or about 14,000 positions, over a two-year period. This compares to the earlier target of a 10 percent reduction, or 8,700 positions, over two years. RSC will also close or downsize additional facilities in 1998 and 1999, beyond what was announced earlier this year.

          "We are well down the path to meet the restructuring and consolidation goals we announced last January," said William H. Swanson, a Raytheon Company executive vice president, and RSC chairman and chief executive officer. "We will now accelerate our activities."

     Specific facility actions over the next two years include:

          The Lewisville, Texas, facility will close by the end of 1999. The Strike Systems Business Unit will relocate to Tucson, Ariz., and the Circuit Card Assembly (CCA) work will be consolidated with the CCA work in Andover, Mass.

          The Naval and Maritime facility at Mukilteo, Wash. will close by the end of 1999, and the work will be consolidated at RSC's Portsmouth, R.I. facility.

          The Orangeburg, S.C. plant will close by the end of 1999, and the work will be relocated to Andover, Mass. and the plant in Forest, Miss.

          The Waltham (Mass.) West facility will be closed by the end of 1999, and the work will be transferred to Andover and Tewksbury, Mass.

          The Farmers Branch and Irving, Texas, facilities will be consolidated into the Arlington, Texas, facility. The Information, Intelligence and Aircraft Integration Systems (I2AIS) headquarters building in Garland, Texas, will be closed and the workforce consolidated in another building in Garland.

          The San Jose, Calif. facility housing the C3 business unit will close and the work transferred to State College, Penn. in 1999.

          "The past nine months have shown us that we have been able to move products and programs successfully with resulting significant cost reductions," Swanson said. "The successful move of our missile programs is the model we intend to follow."

     Among the reasons cited by Swanson for the actions announced today are:

          To take advantage of additional opportunities for cost reduction and productivity; To increase utilization of company resources, including maximizing use of facilities; To focus more clearly on core competencies and businesses; To meet the financial objectives established when the company was created in January 1998.

          "These actions are right for the company, right for the customer and right for our remaining employees," Swanson said. "It is to everyone's benefit that we complete the transition as quickly as possible." The actions being taken at Raytheon Systems Company will not affect Raytheon's third quarter earnings.

          In addition, RSC is reorganizing certain business segments to better align the operations with customer needs and to eliminate management redundancy. Information, Intelligence and Aircraft Integration Systems segment, with the exception of its Aircraft Systems Division, will merge with Command, Control and Communication Systems to create Command, Control, Communication and Information Systems, headquartered in Marlborough, Mass. The Aircraft Systems Division, with operating locations in Greenville and Waco, Texas, will be established as a separate operating unit called Aircraft Integration Systems Segment, based in Waco.

                                      # # #

          This news release contains forward-looking statements concerning the company's consolidation and cost reduction efforts, productivity and performance initiatives, and EPS objectives and should be read in conjunction with cautionary statements contained in "Item 1 - Business" in the Raytheon's most recent Form 10-K.

C-2462